                                                                    APPENDIX 4.3


                          SOUTHERN MINERAL CORPORATION
                             1997 STOCK OPTION PLAN

                         AS EFFECTIVE NOVEMBER 14, 1997

                                   SECTION 1.

                         GENERAL PROVISIONS RELATING TO
                     PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1  PURPOSE

         The purpose of the Southern Mineral Corporation 1997 Stock Option Plan (the "PLAN") is to foster and promote the long-term financial success of Southern Mineral Corporation (the "COMPANY") and to increase stockholder value by: (a) encouraging the commitment of selected key Employees and Consultants
(b) motivating superior performance of key Employees and Consultants by means of long-term performance related incentives, (c) encouraging and providing key Employees and Consultants with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining key Employees and Consultants by providing competitive incentive compensation opportunities, and
(e) enabling key Employees and Consultants to share in the long-term growth and success of the Company.

         The Plan provides for Option Awards of Nonstatutory Stock Options and Incentive Stock Options and, therefore, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

         Subject to approval by the Company's stockholders, pursuant to Section 4.1, the Plan shall become effective as of November 14, 1997 (the "EFFECTIVE DATE"). The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 4.5, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Option Award be granted under the Plan after the expiration of ten (10) years from the Effective Date. Any Option Award granted prior to obtaining stockholder approval of the Plan shall be subject to the subsequent receipt of stockholder approval of the Plan.

1.2  DEFINITIONS

         The following terms shall have the meanings set forth below:

                  (a) AUTHORIZED OFFICER. The Chairman of the Board or the Chief Executive Officer of the Company or any other senior officer of the Company to whom either of them delegate the authority to execute any Option Agreement for and on behalf of the Company provided that such Option Agreement has been approved or ratified by the Committee. No officer shall be an Authorized Officer with respect to any Option

         Agreement for himself, nor act in any matter hereunder relating directly to himself.

                  (b) BOARD. The Board of Directors of the Company.

                  (c) CAUSE. When used in connection with the termination of a Grantee's Employment for purposes of the Plan, shall mean the termination of the Grantee's Employment by the Company by reason of
         (i) failure to perform the Grantee's duties diligently and with reasonable care, which failure(s) the Board determines remains uncured thirty (30) days after the Board has caused written notice of such failure(s) to be delivered to the Grantee; (ii) use of drugs or alcohol that impairs the Grantee's job performance; (iii) commission of an act of fraud or misappropriation against the Company or a Subsidiary, Parent or other affiliated entity; (iv) conviction of, or plea of no contest to, any felony, or to a misdemeanor involving moral turpitude; (v) the knowing engagement by the Grantee in any direct, material conflict of interest with the Company (or Parent or Subsidiary) without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any activity which competes with the business of the Company (or Parent or Subsidiary) or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's insider trading policy or business ethics policy, if any, then in effect.

                  (d) CHANGE IN CONTROL. Any of the events described in and subject to Section 3.7.

                  (e) CODE. The Internal Revenue Code of 1986, as amended, and regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

                  (f) COMMITTEE. Any Committee appointed by the Board consisting of not less than two directors who fulfill the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m) of the Code. Without limitation, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous sentence. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

                  (g) COMMON STOCK. The common stock of the Company, $.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

                  (h) COMPANY. Southern Mineral Corporation, a corporation organized under the laws of the State of Nevada, and any successor in interest thereto.

                  (i) CONSULTANT. An independent agent, consultant, attorney or other individual who is not an Employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute materially to the growth or financial success of the Company (or any Parent or Subsidiary).

                  (j) COVERED EMPLOYEE. A named executive officer who is one of the group of "covered employees" as defined in Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(c) or its successor.

                  (k) DISABILITY. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

                  (l) EFFECTIVE DATE. November 14, 1997, the effective date of the Plan.

                  (m) EMPLOYEE. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code and who, in the opinion of the Committee, is one of a select group of executive officers, other officers, or other key personnel of the Company (or any Parent or Subsidiary), who is in a position to contribute materially to the growth and development and to the financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

                  (n) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Option Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Option Award, as the parent-subsidiary relationship is determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of illness, vacation or for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. Whether an authorized leave of absence shall constitute termination of Employment shall be determined by the Committee in its absolute discretion.

                  Unless otherwise provided in the Option Agreement, the term "Employment" for purposes of the Plan will also include compensatory services performed by a Consultant for the Company (or any Parent or Subsidiary).

                  (o) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

                  (p) FAIR MARKET VALUE. The fair market value of one Share of Common Stock, which shall be (i) the closing sales price on the immediately preceding business day of a Share as reported on the principal national securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the last reported sales price for a Share on such date as quoted on The Nasdaq National Market ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

                  If the Common Stock is not traded in accordance with clauses
         (i), (ii) or (iii) of the preceding paragraph at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its absolute discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations or experts as it deems advisable under the circumstances.

                  In the event that a Grantee uses a cashless exercise method or a Share withholding method to exercise a Stock Option, as provided in Section 2.3, Fair Market Value shall be based on the sale prices of the Shares sold to pay the Option Price.

                  (q) GRANTEE. Any Employee or Consultant who is granted an Option Award under the Plan.

                  (r) INCENTIVE STOCK OPTION. A Stock Option granted by the Committee to an Employee which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

                  (s) INSIDER. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
         Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

                  (t) NONSTATUTORY STOCK OPTION. A Stock Option granted by the Committee to a Grantee which is not designated by the Committee as an Incentive Stock Option.

                  (u) OPTION AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Option Award is granted under the Plan, as such agreement is further defined in Section 3.1(a).

                  (v) OPTION AWARD. A Nonstatutory Stock Option or Incentive Stock Option, as well as any Supplemental Payment, awarded under the Plan to a Grantee.

                  (w) OPTION PRICE. The price at which a Share may be purchased by the Grantee upon exercise of a Stock Option.

                  (x) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in
         Section 424(e) of the Code.

                  (y) PERFORMANCE-BASED EXCEPTION. The performance-based exception from the tax deductibility limitations of Code Section 162(m), as prescribed in Code Section 162(m) and Treasury Regulation ss. 1.162-27(e) (or its successor).

                  (z) PLAN. Southern Mineral Corporation 1997 Stock Option Plan, as set forth herein and as it may be amended from time to time.

                  (aa) RETIREMENT. The voluntary termination of Employment from the Company and any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee's Option Agreement.

                  (bb) SHARE.  A share of the Common Stock of the Company.

                  (cc) SHARE POOL means the number of shares authorized for issuance under Section 1.4, as adjusted for granted Options under
         Section 1.5 and as adjusted for changes in corporate capitalization under Section 3.5.

                  (dd) STOCK OPTION OR OPTION. Pursuant to Section 2, (i) an Incentive Stock Option or Nonstatutory Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to a Consultant, whereunder the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, no Consultant shall be granted an Incentive Stock Option.

                  (ee) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

                  (ff) SUPPLEMENTAL  PAYMENT.  Any amount, as described in
         Section 2.4, dedicated to payment of income taxes that are payable by the Grantee on exercise of a Nonstatutory Stock Option.

1.3  PLAN ADMINISTRATION

                  (a) AUTHORITY OF THE COMMITTEE. Except as may be limited by law or by the Certification of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Option Awards; (iii) determine the terms and conditions of Option Awards and Option Agreements; (iv) determine whether any shares which are subject to Options will be subject to any restrictions on transfer after exercise of the Options; (v) construe and interpret the Plan and any Option Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

                  (b) MEETINGS. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

                  (c) DECISIONS BINDING. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its stockholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations under the Plan and with respect to any Option Award need not be uniform and may be made selectively among Option Awards, Employees or Consultants, whether or not such Option Awards are similar or such Employees or Consultants are similarly situated.

                  (d) MODIFICATION OF OUTSTANDING OPTION AWARDS. Subject to the stockholder approval requirements of Section 4.5 if applicable, the Committee may, in its discretion, provide for the extension of the exerciseability of an Option Award, accelerate the vesting or exerciseability of an Option Award, eliminate or make less restrictive any restrictions contained in an Option Award, waive any restriction or other provisions of an Option Award, or otherwise amend or modify an Option Award in any manner that is either (i) not adverse to the Grantee to whom such Option Award was granted or (ii) consented to by such Grantee. The Committee may grant an Option Award to an individual who it expects to become an Employee within the next six months, with such Option Award being subject to such individual actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee in its discretion.

                  (e) DELEGATION OF AUTHORITY. The Committee may delegate to the Authorized Officers, or any of them, any of its assigned duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time, except that the Committee may not delegate to any person the authority to (i) grant Option Awards or (ii) to take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

                  (f) EXPENSES OF COMMITTEE. The Committee may employee legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

                  (g) SURRENDER OF PREVIOUS OPTION AWARDS. The Committee may, in its absolute discretion, grant Option Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Option Awards (including, without limitation, Option Awards with higher exercise prices) as the Committee directs. Option Awards granted on the condition precedent of surrender of outstanding Option Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Option Awards are surrendered and cancelled.

                  (h) INDEMNIFICATION. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

1.4  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Sections 1.5 and 3.5, the number of Shares of Common

Stock which may be issued pursuant to the exercise of Options under this Plan shall be Seven Hundred Thousand (700,000) Shares as of the Effective Date. Except for an adjustment in accordance with Section 3.5, the number of Shares which may be issued for Incentive Stock Options granted hereunder shall not exceed 700,000 Shares.

         Unless the Committee designates that a particular Option Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, subject to adjustment as provided in Section 3.5, the maximum aggregate number of Options for Shares that may be granted by the Committee to any Covered Employee shall be Five Hundred Thousand (500,000) in any calendar year. With respect to any Stock Option granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares that may be the subject of Stock Options granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with regulations promulgated under Section 162(m) of the Code.

1.5  SHARE POOL ADJUSTMENTS FOR AWARDS AND PAYOUTS.

         Options granted under the Plan shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool.

         A cancellation, termination, expiration, forfeiture, or lapse for any reason of any Option, and payment of an Option Price with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the number of Shares turned in or withheld as payment of the Option Price), shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Plan.

1.6  SOURCES OF COMMON STOCK AVAILABLE FOR ISSUANCE.

         The Common Stock available for issuance upon the exercise of Options under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) Shares to be purchased or acquired by the Company. No fractional Shares shall be issued under the Plan; payment for fractional Shares shall be made in cash.

1.7  ELIGIBILITY FOR PARTICIPATION

                  (a) ELIGIBILITY. The Committee shall from time to time designate those Employees and/or Consultants, if any, to be granted Option Awards under the Plan, the number and type of Stock Options granted, and any other terms or conditions relating to the Option Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Option Award may, if otherwise eligible, be granted additional Option Awards at any time. The grant of any Option hereunder in any one year to a Grantee shall neither guarantee nor preclude a further grant of an Option to such Grantee in that year or in any subsequent year.

                  (b) INCENTIVE STOCK OPTION ELIGIBILITY. No Consultant shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns, or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

1.8  TYPES OF OPTION AWARDS

         The types of Option Awards available under the Plan are Nonstatutory Stock Options, Incentive Stock Options and Supplemental Payments as described in Section 2.


                                   SECTION 2.

                                 STOCK OPTIONS

2.1  GRANT OF STOCK OPTIONS

         The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees and Consultants and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2  STOCK OPTION TERMS

                  (a) WRITTEN AGREEMENT. Each grant of an Stock Option shall be evidenced by a written Option Agreement. Among its other provisions, each Option Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Option Agreement, need not be uniform among all Stock Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Employment.

                  (b) NUMBER OF SHARES. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

                  (c) EXERCISE PRICE. The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee and specified in the Option Agreement; provided, however, (i) in the case of an Incentive Stock Option, such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Incentive Stock Option is granted and (ii) in the case of a Nonstatutory Stock Option, shall not be less than fifty percent (50%) of the Fair Market Value on the date the Nonstatutory Stock Option is granted; provided, however, if the Nonstatutory Stock Option is intended to qualify for the Performance-Based Exception, the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Nonstatutory Stock Option is granted. Each Option Agreement may also specify the method of exercise which shall not be inconsistent with the requirements of Section 2.3(a).

                  (d) TERM. In the Option Agreement, the Committee shall fix the term of each Stock Option which shall be not more than ten (10) years from the date of grant. In the event no term is fixed, such term shall be ten (10) years from the date of grant.

                  (e) EXERCISE. In the Option Agreement, the Committee shall specify the time or times at which a Stock Option may be exercised in whole or in part. An Option Agreement may require a period of continuous Employment and/or performance objectives to be achieved before the Stock Option or any portion thereof will become vested and exercisable. Each Stock Option, the exercise or timing of which is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable, and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. Options may be exercisable in installments (which may be cumulative or noncumulative or subject to acceleration) during the term of the Option. All such terms and conditions of the Option, as determined by the Committee in its discretion, shall be set forth in the Option Agreement.

                  (f) $100,000 LIMIT ON INCENTIVE STOCK OPTIONS. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Options are granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Options shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they are granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Nonstatutory Stock Options, but all other terms and provisions of such Incentive Stock Options, and in corresponding Option Awards, shall remain unchanged.

2.3  STOCK OPTION EXERCISES

                  (a) METHOD OF EXERCISE AND PAYMENT. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of the date specified by the Company in advance of the proposed exercise date. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                  The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired whole Shares, free and clear of all liens and encumbrances valued at their Fair Market Value (provided that the Shares which are tendered must have been held by the Grantee for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee in its absolute discretion, by (A) tendering previously acquired whole shares, free and clear of all liens and encumbrances or
         (B) withholding Shares which otherwise would be acquired on exercise, or (iv) subject to prior approval by the Committee in its absolute discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the delivery of such Shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

                  In the absolute discretion of the Committee, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Grantee or the Company a duly endorsed agreement evidencing such Option and instructions signed by the Grantee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Grantee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due on such exercise, and (iii) the broker-dealer and the Grantee have otherwise complied with Section 220.3(e)(4) of Federal Reserve Board Regulation T, 12 CFR Part 220 (or its successor).

                  The Committee, in its absolute discretion (but subject to applicable securities law, financial accounting implications and tax withholdings) may also allow exercise by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

                  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Grantee, in the name of the

         Grantee (or other appropriate recipient in the event of Grantee's death), stock certificates for the number of Shares purchased pursuant to exercise of the Stock Option. Such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

                  (b) RESTRICTIONS ON OPTION TRANSFERABILITY. During the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee or his legal guardian in the event of his Disability (or by a broker-dealer pursuant to a cashless exercise under Section 2.3(a) if permitted by the Committee). No Option shall be assignable or transferable by Grantee otherwise than by will or by the laws of descent and distribution.

                  (c) RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable in its discretion, including, without limitation, restrictions under either (i) any buy/sell agreement or right of first refusal, (ii) applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then traded or listed, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Option may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

                  Any Grantee or other person exercising an Option may be required by the Committee to give a written representation that the Option and the Shares subject to the Option will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Option from any such representations either prior to or subsequent to the exercise of the Option.

                  (d) NOTIFICATION OF DISQUALIFYING DISPOSITION OF SHARES FROM INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either
         (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one
         (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

                  (e) PROCEEDS OF OPTION EXERCISE. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

2.4  SUPPLEMENTAL PAYMENT ON EXERCISE OF NONSTATUTORY STOCK OPTIONS

         The Committee may provide in the Option Agreement for a supplemental payment (the

"SUPPLEMENTAL Payment") by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and the receipt of the Supplemental Payment, assuming the holder is taxed either at the maximum effective income tax rate applicable thereto or at a lower effective tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee.


                                   SECTION 3.

                   PROVISIONS RELATING TO PLAN PARTICIPATION

3.1  PLAN CONDITIONS

                  (a) OPTION AGREEMENT. Each Grantee to whom an Option Award is granted shall be required to enter into an Option Agreement with the Company, in such a form as is provided by the Committee. The Option Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Option Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Option Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Option Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Option Award if terminated for Cause, and (vi) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Option Award including, without limitation, an agreement restricting the transferability of Shares by Grantee. An Option Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Option Agreement shall be signed by the Grantee to whom the Option Award is made and by an Authorized Officer.

                  (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

                  (c) SECURITIES REQUIREMENTS. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common

         Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

         If the Shares issuable on exercise of an Option Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for Company considers necessary or advisable to comply with the Securities Act of 1933:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

3.2  NON-TRANSFERABLE OPTIONS.

         No Option Award and no right under the Plan, contingent or otherwise, will be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution, or (ii) subject to any encumbrance, pledge, lien, assignment or charge of any nature.

         No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 3.2 shall be void and ineffective.

3.3  RIGHTS AS A STOCKHOLDER

                  (a) NO STOCKHOLDER RIGHTS. A Grantee of an Option Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

                  (b) REPRESENTATION OF OWNERSHIP. In the case of the exercise of an Option

         Award by a person or estate acquiring the right to exercise such Option Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Option Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

3.4  LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

         The exercise of any Option Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Option Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Option Award. During the period that the effectiveness of the exercise of an Option Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5  CHANGE IN STOCK AND ADJUSTMENTS

                  (a) CHANGES IN LAW OR CIRCUMSTANCES. Subject to Section 3.7 (which only applies in the event of a Change in Control), in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Option Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Option Awards, and (iii) the price per Share for outstanding Option Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

                  (b) EXERCISE OF CORPORATE POWERS. The existence of the Plan or outstanding Option Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

                  (c) RECAPITALIZATION OF THE COMPANY. Subject to Section 3.7, if while there are Option Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Option Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Fair Market Value of the Option Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Fair Market Value of the Option Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Option Award to the Grantee shall not be adversely affected by a corporate event described in this subsection (c).

                  (d) REORGANIZATION OF THE COMPANY. Subject to Section 3.7, if the Company is reorganized, merged or consolidated, or is a party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or exchange, stockholders of the Company receive any Shares of Common Stock or other securities or property, or if the Company should distribute securities of another corporation to its stockholders, each Grantee shall be entitled to receive, in lieu of the number of unexercised Option Awards previously awarded, the number of Stock Options, with a corresponding adjustment to the Fair Market Value of said Option Awards, to which he would have been entitled if, immediately prior to such corporate action, such Grantee had been the holder of record of a number of Shares equal to the number of the outstanding Option Awards payable in Shares that were previously awarded to him. In this regard, the Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Option Awards.

                  (e) ISSUE OF COMMON STOCK BY THE COMPANY. Except as hereinabove expressly provided in this Section 3.5 and subject to
         Section 3.7, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Option Awards then outstanding under previously granted Option Awards.

                  (f) ACQUISITION OF THE COMPANY. Subject to Section 3.7, in the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), in the absolute discretion of the Committee, any Grantee who holds an outstanding Option Award shall have the right (subject to any limitation applicable to the Option Award) thereafter and during the term of the Option Award, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option Award immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of an Acquisition. The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (f).

                  (g) ASSUMPTION OF OUTSTANDING OPTION AWARDS UNDER THE PLAN. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options that were granted under a stock option plan (or other type of stock option plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder's rights under the previously granted and unexercised stock option, such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised stock option shall be treated as an outstanding Option Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. With respect to an incentive stock option (as described in Section 422 of the Code) subject to this subsection (g), no adjustment to such incentive stock option shall be made to the extent constituting a "modification" within the meaning of
         Section 424(h)(3) of the Code unless otherwise agreed to by the optionee in writing.

                  (h) ASSUMPTION OF OPTION AWARDS BY A SUCCESSOR. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the right and power to:

                           (i) cancel, effective immediately prior to the
                  occurrence of such corporate event, each outstanding Option Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Grantee to whom such Option Award was granted an amount in cash equal to the excess of (A) the value, as determined by the Committee, in its absolute discretion, of the property (including cash) received by the holder of a Share of Common Stock as a result of such event over (B) the exercise price of such Option Award, if any; or


                           (ii) provide for the exchange of each Option Award
                  outstanding immediately prior to such corporate event (whether or not then exercisable) for an option on some or all of the property for which such Option Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion, in the exercise price of the Option Award, or the number of shares or amount of property (including cash) subject to the Option Award or, if appropriate, provide for a cash payment to the Grantee to whom such Option Award was granted in consideration for the exchange of his Option Award.

         The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (h).

3.6  TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

                  (a) TERMINATION OF EMPLOYMENT. Unless otherwise expressly provided in the Grantee's Option Agreement, if the Grantee's Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option at the time of such termination shall automatically expire and terminate and no further vesting shall occur. In such event, except as otherwise expressly provided in his Option Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Option Award that was vested as of the termination date for a period that shall end on the earlier of (i) the expiration date set forth in the Option Agreement with respect to the vested portion of such Option Award or (ii) the date that occurs ninety (90) calendar days after his termination date.

                  (b) TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise expressly provided in the Grantee's Option Agreement, in the event of the termination of a Grantee's Employment for Cause, all vested and non-vested Stock Options granted to such Grantee shall immediately expire, and shall not be exercisable, as of the commencement of business on the date of such termination.

                  (c) RETIREMENT. Unless otherwise expressly provided in the Grantee's Option Agreement, upon the Retirement of any Employee who is a Grantee:

                           (i) any non-vested portion of any outstanding Option
                  shall
         immediately terminate and no further vesting shall occur; and

                           (ii) any vested Option shall expire on the earlier of (A) the expiration date set forth in the Option Agreement for such Option; or (B) the expiration of (1) six months after the date of Retirement in the case of any Nonstatutory Stock Option or (2) three months after the date of Retirement in the case of an Incentive Stock Option.

                           (d) DISABILITY OR DEATH. Unless otherwise expressly
                  provided in the Grantee's Option Agreement, upon termination of Employment as a result of the Grantee's Disability or death:

                                    (i) any nonvested portion of any
                  outstanding Option shall immediately terminate upon termination of Employment, as applicable, and no further vesting shall occur; and

                                    (ii) any vested Option Award shall expire
                  upon the earlier of either (A) the expiration date set forth in the Option Agreement or (B) the first anniversary of the Grantee's termination of Employment, as applicable, as a result of his Disability or death.

                  In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of "Disability" in Section 1.2, whether the Employee has incurred a "Disability" for purposes of determining the length of the Option exercise period following termination of Employment under this paragraph (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this subsection (d) has occurred.

                           (e) CONTINUATION. Subject to the conditions and
                  limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Option, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Option Award, or (iii) to any other change in the terms and conditions of the Option. In the event of any such change to an outstanding Option, a written amendment to the Grantee's Option Agreement shall be required.

3.7  CHANGE IN CONTROL

         Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), all of the Stock Options then outstanding shall become 100% vested and immediately and fully exercisable, as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Grantee's Option Agreement.

         Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Grantee's Option Agreement, the provisions of this
Section 3.7 may not be terminated, amended, or modified to adversely affect any Option Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Option Awards subject, however, to the last paragraph of this Section 3.7.

         For all purposes of this Plan, a "CHANGE IN CONTROL" of the Company shall mean:

                  (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of directors to the Board.

                  (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                  (c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding Shares of the Company's common stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional shares); or

                  (d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange, the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

                  (e) Upon approval by the Company's stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

                  (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

         Notwithstanding the occurrence of any of the foregoing events of this
Section 3.7 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or probably would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

3.8  EXCHANGE OF OPTION AWARDS

         The Committee may, in its discretion, permit any Grantee to surrender outstanding Option Awards in order to exercise or realize his rights under other Option Awards or in exchange for the grant of new Option Awards, or require holders of Option Awards to surrender outstanding Option Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Option Awards.

3.9  FINANCING

         The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Option Award upon such terms as are approved by the Committee in its discretion.


                                   SECTION 4.

                                    GENERAL

4.1  EFFECTIVE DATE AND GRANT PERIOD

         This Plan is adopted by the Board effective as of November 14, 1997 (the "EFFECTIVE DATE"), subject to the approval of the stockholders of the Company by December 31, 1998. Options may be granted under the Plan at any time prior to receipt of such stockholder approval; provided, however, if the requisite stockholder approval is not obtained, then any Option Awards granted under the Plan shall automatically become null and void and not exercisable. Unless sooner terminated by the Board, no Option Award shall be granted under the Plan after ten (10) years from the Effective Date.

4.2  FUNDING AND LIABILITY OF COMPANY

         No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Option Award shall be based solely upon any contractual obligations that may be created by this Plan and any Option Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

4.3  WITHHOLDING TAXES

                  (a) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Option Award hereunder.

                  (b) SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Stock Options, Grantees may elect, subject to the approval of the Committee in its absolute discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

                  (c) INCENTIVE STOCK OPTIONS. With respect to Shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such Shares within (i) two years from the date of grant of such Option or (ii) one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

                  (d) LOANS. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

4.4  NO GUARANTEE OF TAX CONSEQUENCES

         Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

4.5  AMENDMENT AND TERMINATION

         The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, that the Board shall not, without the approval of the stockholders of the Company within the time period required by applicable law, (a) except as provided in Section 3.5, increase the maximum number of Shares which may be issued under the Plan pursuant to Section 1.4, (b) amend the requirements as to the class of Employees eligible to receive Common Stock under the Plan, (c) increase the maximum limits on Option Awards to Covered Employees as set for compliance with the Performance-Based Exception, (d) extend the term of the Plan, or (e) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

         No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Option Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Option Award.

         In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

4.6  REQUIREMENTS OF LAW

         The granting of Option Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

4.7  RULE 16B-3 SECURITIES LAW COMPLIANCE

         With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Option Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

4.8  COMPLIANCE WITH CODE SECTION 162(M)

         Unless otherwise determined by the Committee with respect to any particular Option Award, it is extended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that any applicable types of Option Awards that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Option Agreement would disqualify the Plan or would not otherwise permit the Plan or Option Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided that no such construction or amendment shall have an adverse effect on the prior grant of an Option Award or the economic value to a Grantee of any outstanding Option Award.

4.9  SUCCESSORS

         All obligations of the Company under the Plan with respect to Option Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

4.10  MISCELLANEOUS PROVISIONS

                  (a) No Employee or Consultant or other person shall have any claim or right to be granted an Option Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee or Consultant any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

                  (b) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

                  (c) The expenses of the Plan shall be borne by the Company.

                  (d) By accepting any Option Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

4.11  SEVERABILITY

         In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

4.12  GENDER, TENSE AND HEADINGS

         Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

4.13  GOVERNING LAW

         The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas, without regard to its conflicts of law provisions, except as superseded by applicable the laws of the United States.


         IN WITNESS WHEREOF, Southern Mineral Corporation has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, to be effective as of November 17, 1997.


ATTEST:                             SOUTHERN MINERAL CORPORATION


By:/S/ James H. Price               By:/S/ Steven H. Mikel
   ---------------------------         -----------------------------------------
Name:  James H. Price               Name:  Steven H. Mikel
       -----------------------             -------------------------------------
Title: Vice President-Finance       Title: President and Chief Executive Officer
       -----------------------             -------------------------------------